ADDENDUM II TO SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS

(The Fund - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting __________ of NORTHERN LIGHTS FUND TRUST (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated ______________, 2005, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature
Name	Title	Signature
Name	Title	Signature
Name	Title	Signature
Name	Title	Signature
Name	Title	Signature
Name	Title	Signature
Name	Title	Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]

By:

Title:

Date:

ADDENDUM II TO SCHEDULE II

SERIES

ABACUS VALUE FUND

___ basis points or _____% on first $____ million of net assets

___ basis point or _____% on net assets greater than $____ million

$___ on DTC Trades

$__ on checks or wires

Additional charges for foreign trades.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Custody Agreement dated ______ __, 2005, this ___ day of ___________, 2005.

NORTHERN LIGHTS FUND TRUST

BANK OF NEW YORK

       By:______________________________        By:____________________________

Michael J. Wagner, President

ADDENDUM II FUND

(ABACUS VALUE FUND)

       By:______________________________